EXHIBIT 10.2

EXECUTION VERSION
CALPINE CORPORATION
AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
THIS AGREEMENT (this “Agreement”) is hereby entered into as of December 18, 2015 (the “Effective Date”), by and between Calpine Corporation (the “Company”) and Jack Fusco (“Executive”) (hereinafter collectively referred to as “the parties”).
W I T N E S S E T H :
WHEREAS, the Executive currently serves as Executive Chairman of the Company pursuant to that certain Employment Agreement, dated as of August 10, 2008, as amended on December 21, 2012, and further amended as of February 28, 2013, by and between the Company and the Executive (the “Predecessor Employment Agreement”); and
WHEREAS, the Executive and the Company mutually desire to amend and restate the Predecessor Employment Agreement and, in connection therewith, provide for the continued services and employment of the Executive by the Company on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.
Term. The term of this Agreement shall be for the period commencing on the Effective Date and ending, subject to earlier termination as set forth in Section 6, on the earlier of May 30, 2016 or the date of the 2016 annual meeting of Company shareholders (the “Employment Term”). (The “Extended Term” and the “Transition Term” end on December 31, 2015.)

2.	Employment. During the Employment Term:

(a)
Executive shall continue to be employed as Executive Chairman of the Company, and shall continue to serve as a member of the board of directors of the Company (the “Board”). At the time of Executive’s termination of employment with the Company for any reason, Executive shall resign from the Board if requested to do so by the Company.

(b)
Executive shall report directly to the Board. Executive’s duties and responsibilities as Executive Chairman shall include (i) coaching and developing the President and Chief Executive Officer of the Company, (ii) participating in the development and communication of the Company’s long-term strategic plan, (iii) providing industry leadership as spokesman for power generation and public policy, and (iv) such other responsibilities as assigned by the Board from time to time. Unless otherwise consented to by Executive, Executive’s principal place of employment shall be at the Company’s headquarters in Houston, Texas.

3.	Annual Compensation.

(a)
Base Salary. The Company agrees to pay or cause to be paid to Executive during the Employment Term a base salary at the rate of $669,500 per annum or such increased amount as the Board may from time to time determine (hereinafter referred to as the “Base Salary”). Such Base Salary shall be payable in accordance with the Company’s customary practices applicable to its executives.

(b)
Incentive Compensation. For each fiscal year of the Company ending during the Employment Term, Executive shall be eligible to receive a target annual cash bonus of 100% of the Base Salary (the “Target Bonus”) with the opportunity to receive a maximum annual cash bonus of 200% of the Base Salary, as recommended and approved by the Compensation Committee of the Board (the “Committee”), if the Company and Executive, as applicable, achieve reasonable performance targets set by the Committee in consultation with Executive. (Such annual cash bonus is referred to as “Incentive Compensation”.) Incentive Compensation shall be paid (i) in accordance with, and subject to those terms and conditions of, the Company’s annual incentive compensation plan which are administrative or, which are required for compliance with Section 162(m) of the Internal Revenue Code of 1986 (the “Code”); provided that nothing in the Company’s plan shall apply adversely with respect to Executive to the extent inconsistent with the express terms of this Agreement; and (ii) in no event later than the 15th day of the third month following the end of the taxable year (of the Company or Executive, whichever is later) in which the performance targets have been achieved. Executive shall be required to repay any after-tax portion of Incentive Compensation received in respect of any year in which Executive commits a willful (as defined in the last sentence of Section 6(c)) and intentional act which directly results in a material restatement of the Company’s earnings. The Company shall have three years from the date on which such Incentive Compensation is paid to seek such clawback.

Provided Executive remains employed through the Employment Term, Executive shall receive a pro rata portion of his Incentive Compensation award for 2016 based on actual achievement of performance goals as of the end of the 2016 fiscal year, payable in a manner consistent with that of other senior executives of the Company.

4.
Long Term Equity Incentive Awards. Executive shall be entitled to certain equity-based awards as set forth below, provided that Executive must be employed with the Company on the applicable grant date. All such awards shall be granted pursuant to the Calpine Corporation 2008 Equity Incentive Plan and any successor plan (collectively, the “Plan”) and individual award agreements.

(a)
For the avoidance of doubt, the restricted stock granted to the Executive in December 2012, February 2013, February 2014 and May 2015 shall fully vest on December 31, 2015 in accordance with the terms of the applicable award agreement and the Predecessor Employment Agreement. Copies of the Corrected Restricted Stock Agreement granted to Executive in February 2014 and the Corrected Restricted Stock Agreement granted to Executive in May 2015 have been attached as Exhibit B to this Agreement.

(b)
For the avoidance of doubt, the performance share units granted to the Executive under the Plan in February 2013 and February 2014 shall, as of December 31, 2015, no longer be subject to any employment requirements and shall be settled on their original payment dates in cash in accordance with the terms of the applicable award agreement and the Predecessor Employment Agreement.

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(c)
February 2016 Grant. In February 2016, the Company shall grant to Executive restricted stock in a quantity to be determined on the same basis as the annual restricted stock grants made to other senior executives of the Company (i.e., a grant of restricted stock worth at least $150,000), provided Executive is employed by the Company on the date of grant. Such restricted stock shall vest on the last day of the Employment Term, provided Executive is employed by the Company on such date.

5.	Other Benefits.

(a)
Employee Benefits. During the Employment Term, Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally, including, without limitation, all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans, to the extent Executive is eligible under the terms of such plans. Executive’s participation in such plans, practices and programs shall be on the same basis and terms as are applicable to senior executive officers of the Company generally.

(b)
Executive Benefits. During the Employment Term, Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to senior executives of the Company including, but not limited to, the Company’s deferred compensation plans and any supplemental retirement, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of Executive’s entitlements hereunder.

(c)
Fringe Benefits and Perquisites. During the Employment Term, Executive shall be entitled to all fringe benefits and perquisites generally made available by the Company to its senior executives, and shall also be entitled to the following: (i) a Company-provided life insurance policy providing a death benefit of no less than is provided under such policy as of the Effective Date; (ii) long term disability benefits no less favorable than those provided as of the Effective Date; provided that no compensation limitation shall apply to such long term disability benefits; and (iii) reimbursement for reasonable financial and tax counseling services.

(d)
Participation in Company Plans. Notwithstanding anything to the contrary herein, Executive shall participate in the Company’s employee benefit and perquisite plans, programs, policies and arrangements on a basis that is no less favorable than that applicable to any other participant in such plans, programs, policies and arrangements.

(e)
Business Expenses. Upon submission of proper invoices in accordance with the Company’s normal procedures, Executive shall be entitled to receive prompt reimbursement of all reasonable out-of-pocket business, entertainment and travel expenses incurred by Executive in connection with the performance of Executive’s duties hereunder.

(f)
Office and Facilities. During the Employment Term Executive shall be provided with an appropriate office at the Company’s headquarters, with such secretarial and other support facilities as are commensurate with Executive’s status with the Company, which facilities shall be adequate for the performance of Executive’s duties hereunder.

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(g)	Vacation and Sick Leave. Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of Executive’s employment under this Agreement, pursuant to the following:

(i)
Executive shall be entitled to 30 days of vacation per year in accordance with the vacation policies of the Company as in effect from time to time; vacation must be taken at such time or times as approved by the Board; and

(ii)	Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company’s policies as in effect from time to time.

6.	Termination. The Employment Term and Executive’s employment hereunder may be terminated under the circumstances set forth below.

(a)
Disability. The Company may terminate Executive’s employment, on written notice to Executive after having reasonably established Executive’s Disability. For purposes of this Agreement, Executive will be deemed to have a “Disability” if, as a result of any medically determinable physical or mental impairment that can be expected to result in death or is reasonably expected to last for a continuous period of not less than twelve (12) months, Executive is unable to perform the core functions of Executive’s position (with or without reasonable accommodation) for a period of six consecutive months or more, or is receiving income replacement benefits, for a period of six consecutive months or more under an accident and health plan covering employees of the Company. Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period prior to Executive’s termination by reason of Disability during which Executive is unable to work due to a physical or mental infirmity in accordance with the Company’s policies for similarly-situated executives. If any question shall arise as to whether, during any period Executive is disabled so as to be unable to perform the core functions of Executive’s then existing position with or without reasonable accommodation, Executive may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company, to whom Executive or Executive’s guardian has no reasonable objection, as to whether Executive is so disabled and how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and Executive shall fail to submit such certification, the Company’s determination of such issue shall be binding on Executive. Nothing in this Section 6(a) shall be construed to waive Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1933, 29 U.S.C. ss.2601 et seq. and the Americans With Disabilities Act, 424 S.C. ss.12101 et seq.

(b)	Death. Executive’s employment shall be terminated as of the date of Executive’s death.

(c)
Cause. The Company may terminate Executive’s employment for “Cause,” effective as of the date of the Notice of Termination (as defined in Section 7 below). “Cause” shall mean, for purposes of this Agreement: (a) Executive’s act of fraud, dishonesty, misappropriation, or embezzlement with respect to the Company; (b) Executive’s conviction of, or plea of guilty or no contest to, any felony; (c) Executive’s violation of the Company’s drug policy or anti-harassment policy; (d) Executive’s admission of liability of, or finding by a court or the US Securities and Exchange Commission (or a similar agency of any applicable state) of liability for, the violation of any “Securities Laws” (as hereinafter defined) (excluding any technical violations of the Securities Laws which are not criminal in nature). As used herein, the term “Securities Laws” means any Federal or state law, rule or regulation

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governing the issuance or exchange of securities, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; (e) Executive’s failure after reasonable prior written notice from the Company to comply with any valid and legal directive of the Board that is not remedied within thirty (30) days of Executive being provided written notice thereof from the Company or Executive’s willful gross negligence in performance, or willful non-performance, of any of Executive’s duties and responsibilities with respect to the Company that is not remedied within thirty (30) days of Executive being provided written notice thereof from the Company; or (f) other than as provided in clauses (a) through (e) above, Executive’s material breach of any material provision of this Agreement that is not remedied within thirty (30) days of Executive being provided written notice thereof. Executive shall not have acted, and shall not be deemed for purposes of this Agreement to have acted, in a “willful” manner if Executive acted, or failed to act, in a manner that he believed in good faith to be in, or not opposed to, the best interests of the Company.

(d)
Without Cause. The Company may terminate Executive’s employment without Cause. The Company shall deliver to Executive a Notice of Termination (as defined in Section 7 below) not less than sixty (60) days prior to the termination of Executive’s employment without Cause and the Company shall have the option of terminating Executive’s duties and responsibilities prior to the expiration of such sixty-day notice period.

(e)
Good Reason. Executive may terminate employment with the Company for Good Reason (as defined below) by delivering to the Company a Notice of Termination (as defined in Section 7 below) not less than sixty (60) days prior to the termination of Executive’s employment for Good Reason. The Company shall have the option of terminating Executive’s duties and responsibilities prior to the expiration of such sixty-day notice period. For purposes of this Agreement, “Good Reason” means any of the following, in each case only if it occurs when Executive is employed by the Company and then only if not consented to by Executive in writing: (a) assignment of a position that is of a lesser rank than held by Executive prior to the assignment; (b) a diminution of Executive’s duties or responsibilities; (c) the assignment of duties inconsistent with Executive’s title or responsibilities; (d) failure to cause a successor to the Company’s business or substantially all of the Company’s assets to assume this Agreement; (e) a material reduction in such Executive’s base salary or target bonus opportunity (including an adverse change in performance criteria or a decrease in ultimate target bonus opportunity); or (f) any change of more than thirty (30) miles in the location of the principal place of employment of such Executive immediately prior to the effective date of such change. For purposes of this definition, none of the actions described in clauses (a), (b) and (c) above shall constitute “Good Reason” with respect to Executive if it was an isolated and inadvertent action not taken in bad faith by the Company and if it is remedied by the Company within thirty (30) days after receipt of written notice thereof given by Executive (or, if the matter is not capable of remedy within thirty (30) days, then within a reasonable period of time following such thirty (30) day period, provided that the Company has commenced such remedy within said thirty (30) day period); provided that “Good Reason” shall cease to exist for any action described in clauses (a) through (f) above on the sixtieth (60th) day following the later of the occurrence of such action or Executive’s knowledge thereof, unless such Executive has given the Company written notice thereof prior to such date.

(f)	Without Good Reason. Executive may voluntarily terminate Executive’s employment without Good Reason by delivering to the Company a Notice of Termination not less than sixty (60) days prior to

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the termination of Executive’s employment and the Company shall have the option of terminating Executive’s duties and responsibilities prior to the expiration of such sixty-day notice period.

7.
Notice of Termination. Any purported termination by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that indicates a termination date, the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated. For purposes of this Agreement, no such purported termination of Executive’s employment hereunder shall be effective without such Notice of Termination (unless waived by the party entitled to receive such notice).

8.
Compensation and Treatment of Long Term Equity Incentive Awards Upon Termination. Upon termination of Executive’s employment during the Employment Term, Executive shall be entitled to the benefits and treatment of any outstanding long term equity incentive awards described in Section 8. The benefits described in this Section 8 shall be in lieu of and not in addition to any benefits Executive may become entitled to under any of the Company’s severance plans or policies as in effect from time to time. For the avoidance of doubt, Executive shall not be eligible to participate in the Calpine Corporation Change in Control and Severance Benefits Plan.

(a)
Termination by the Company for Cause or by Executive Without Good Reason. If Executive’s employment is terminated by the Company for Cause or by Executive without Good Reason, the Company shall pay Executive all amounts earned or accrued hereunder through the termination date, including:

(i)	any accrued and unpaid Base Salary;

(ii)
any Incentive Compensation earned but unpaid in respect of any completed fiscal year preceding the termination date. Executive’s Incentive Compensation award for 2015 shall be deemed earned as of December 31, 2015, provided Executive is employed on such date, and shall be calculated and payable in a manner consistent with that of other senior executives of the Company;

(iii)
reimbursement for any and all monies advanced or expenses incurred in connection with Executive’s employment for reasonable and necessary expenses incurred by Executive on behalf of the Company for the period ending on the termination date; and

(iv)	any accrued and unpaid vacation pay;
(the foregoing items in Sections 8(a)(i) through 8(a)(iv) being collectively referred to as the “Accrued Compensation”).
If Executive’s employment is terminated by the Company for Cause or by Executive without Good Reason, all of Executive’s unvested equity awards shall be forfeited as of the date of termination.

(b)
Termination by the Company for Disability or by Reason of Death. If Executive’s employment is terminated by the Company for Disability, the Company shall pay Executive (or, if Executive’s employment is terminated by reason of Executive’s death, Executive’s beneficiaries or estate):

(i)	the Accrued Compensation;

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(ii)
an amount equal to the Incentive Compensation that Executive would have been entitled to receive in respect of the fiscal year in which Executive’s termination date occurs, had Executive continued in employment until the end of such fiscal year, which amount shall be determined based on the Company’s actual performance for such year relative to the target performance goals applicable to Executive and shall be paid at the time it would otherwise have become payable;

(iii)
the Company shall provide Executive (or, if Executive’s employment is terminated by reason of Executive’s death, Executive’s dependents) with continued coverage under any health, medical, dental, vision or life insurance program or policy in which Executive was eligible to participate as of the time of Executive’s employment termination for the remainder of the Employment Term on terms no less favorable to Executive and Executive’s dependents (including with respect to payment for the costs thereof) than those in effect for executive officers of the Company immediately prior to such termination, which coverage shall become secondary to any coverage provided to Executive by a subsequent employer and to any Medicare coverage for which Executive becomes eligible; and

(iv)	Treatment of Equity:

(A)	Executive’s unvested restricted stock awards shall vest immediately as of the date of termination;

(B)
Any employment requirements with respect to Executive’s performance shares shall lapse as of the date of termination and shall be settled within ten (10) days of the date of termination in cash, based on performance at 100% of target level.

(c)
Termination by the Company Without Cause or by Executive for Good Reason Other Than in Connection with a Potential Change in Control or a Change in Control. If Executive’s employment by the Company shall be terminated by the Company without Cause or by Executive for Good Reason, in each case other than in the circumstances described in Section 8(d), then, subject to Section 15(e) of this Agreement, Executive shall be entitled to the benefits provided in this Section 8(c):

(i)	the Company shall pay to Executive the Accrued Compensation;

(ii)
the Company shall pay to Executive an amount equal to the Incentive Compensation that Executive would have been entitled to receive in respect of the fiscal year in which Executive’s termination date occurs, had Executive continued in employment until the end of such fiscal year, which amount, determined based on the Company’s actual performance for such year relative to the performance goals applicable to Executive, shall be multiplied by a fraction (A) the numerator of which is the number of days in such fiscal year through termination date and (B) the denominator of which is 365 (the “Pro-Rata Bonus”);

(iii)
the Company shall pay to Executive as severance pay and in lieu of any further Base Salary or other compensation and benefits for periods subsequent to the termination date, an amount in cash, which amount shall be payable in a lump sum payment within seventy (70) days following such termination (subject to Section 10), equal to two (2) times the sum of (A) Executive’s highest Base Salary in the three (3) years preceding Executive’s date of termination and (B) the Target Bonus with respect to the year of termination;

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(iv)
the Company shall provide Executive with continued coverage under any health, medical, dental, vision or life insurance program or policy in which Executive was eligible to participate as of the time of Executive’s employment termination for two (2) years following such termination on terms no less favorable to Executive and Executive’s dependents (including with respect to payment for the costs thereof) than those in effect for executive officers of the Company immediately prior to such termination, which coverage shall become secondary to any coverage provided to Executive by a subsequent employer and to any Medicare coverage for which Executive becomes eligible;

(v)	outplacement services at the Company’s expense for a period of twenty-four (24) months following Executive’s date of termination; and

(vi)	Treatment of Equity:

(A)	Executive’s unvested restricted stock awards shall vest immediately as of the date of termination; and

(B)
Executive’s performance awards that are subject to employment requirements shall no longer be subject to such requirements and such performance awards shall be settled on their original payment dates in cash, based on actual performance during the relevant performance period and subject to Executive’s compliance with Sections 11 and 12 of this Agreement through the original payment dates.

(d)
Termination by the Company Without Cause or by Executive for Good Reason Following a Change in Control. If Executive’s employment by the Company shall be terminated by the Company without Cause or by Executive for Good Reason within twenty-four (24) months following a Change in Control or within six (6) months following a Potential Change in Control provided a Change in Control occurs within nine (9) months following the Potential Change in Control, then in lieu of the amounts due under Section 8(c) above, Executive shall be entitled to the benefits provided in this Section 8(d).

(i)	the Company shall pay Executive any Accrued Compensation;

(ii)	the Company shall pay Executive any Pro-Rata Bonus;

(iii)
the Company shall pay Executive as severance pay and in lieu of any further Base Salary or other compensation and benefits for periods subsequent to the termination date, an amount in cash, which amount shall be payable in a lump sum payment within seventy (70) days following such termination (subject to Section 10), equal to three (3) times the sum of (A) Executive’s highest Base Salary in the three (3) years preceding Executive’s date of termination and (B) the Target Bonus with respect to the year of termination, or the year of the Change in Control, if higher; and

(iv)
the Company shall provide Executive with continued coverage under any health, medical, dental, vision or life insurance program or policy in which Executive was eligible to participate as of the time of Executive’s employment termination for three (3) years following such termination on terms no less favorable to Executive and Executive’s dependents (including with respect to payment for the costs thereof) than those in effect for executive officers of the Company immediately prior to such termination, which coverage shall become secondary to any coverage provided to Executive by a subsequent employer; and

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(v)	outplacement services at the Company’s expense for a period of thirty-six (36) months following Executive’s date of termination.

(e)
Completion of the Employment Term. Upon expiration of the Employment Term, provided that Executive is employed until the expiration of the Employment Term, any outstanding long term equity incentive awards (other than the awards described in Section 4(a) of this Agreement) shall be treated as follows:

(i)	Restricted stock awards shall immediately vest as of the expiration of the Employment Term; and

(ii)
Performance awards shall no longer be subject to continued service conditions and shall be settled on their original payment dates in cash, based on actual performance during the relevant performance period and subject to Executive’s compliance with Sections 11 and 12 of this Agreement through the original payment dates.

(f)
No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for under this Section 8 by seeking other employment or otherwise and, except as provided in Section 8(c)(iv) or 8(d)(iv)above, no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

(g)
Gross Ups. Notwithstanding anything in this Agreement to the contrary, Executive will not be entitled to a 280G gross-up payment or a Section 409A gross-up payment following the date hereof. If upon a termination following the date hereof any of the Total 280G Payments (as defined below) will be subject to the excise tax, then, to the extent necessary to make such portion of the Total 280G Payments not subject to the excise tax (and after taking into account any reduction in the Total 280G Payments provided by reason of Section 280G of the Code under any other plan, arrangement or agreement), the portion of the Total 280G Payments that do not constitute deferred compensation within the meaning of Section 409A shall first be reduced (if necessary, to zero), and all other Total 280G Payments shall thereafter be reduced (if necessary, to zero) with cash payments being reduced before non-cash payments, and payments to be paid last being reduced first, but only if (i) the net amount of such Total 280G Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total 280G Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total 280G Payments) is greater than or equal to (ii) the net amount of such Total 280G Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total 280G Payments and the amount of excise tax to which Executive would be subject in respect of such unreduced Total 280G Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total 280G Payments). “Total 280G Payments” shall mean any of the payments or benefits, including severance, received or to be received by Executive (including without limitation any payment or benefits received in connection with a Change in Control or Executive’s termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement, or otherwise) (all such payments and benefits, being hereinafter referred to as the “Total 280G Payments”).

9.	Change in Control.

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(a)	Upon a Change in Control:

(i)	Executive’s unvested restricted stock awards shall immediately vest; and

(ii)
Any employment requirements with respect to Executive’s performance shares shall lapse as of the date of the Change in Control and such performance shares shall be settled in accordance with the terms of Executive’s performance share unit award agreement(s).

(b)	“Change in Control” means and shall be deemed to have occurred upon the first of the following events to occur:

(i)
any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of a majority of either the then-outstanding shares of the Company’s common stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(ii)
individuals who, as of the Effective Date, constitute the Board of Directors (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board or was effected in satisfaction of a contractual requirement that was approved by at least a majority of the directors when constituting the Incumbent Board (in each case, other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; or

(iii)
the consummation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity’s then-outstanding voting securities, or approval by the stockholders of the Company of a liquidation or dissolution of the Company or consummation of the sale of all or substantially all of the assets of the Company (determined on a consolidated basis).

(c)
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

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(d)	A “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following shall have occurred:

(i)	the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

(ii)
the Company or any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

(iii)
the acquisition (other than from the Company) by any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of either the then-outstanding shares of common stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(iv)	the Committee adopts a resolution to the effect that a Potential Change in Control has occurred.

10.	Section 409A.

(a)
To the extent applicable, it is intended that this Agreement comply with the provisions of Code Section 409A and this Agreement will be administered and interpreted in a manner consistent with this intent. Notwithstanding anything contained herein to the contrary, for all purposes of this Agreement, Executive shall not be deemed to have had a termination of employment unless Executive has incurred a separation from service from the Company within the meaning of Code Section 409A and, to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A, payments under this Agreement that would otherwise be payable during the six-month period after the date of termination shall instead be paid on the first business day after the expiration of such six-month period. In addition, for purposes of this Agreement, each amount to be paid and each installment payment shall be construed as a separate identified payment for purposes of Code Section 409A. With respect to expenses eligible for reimbursement under the terms of this Agreement, (i) the amount of such expenses eligible for reimbursement in any taxable year shall not affect the expenses eligible for reimbursement in another taxable year and (ii) any reimbursements of such expenses shall be made no later than the end of the calendar year following the calendar year in which the related expenses were incurred, except, in each case, to the extent that the right to reimbursement does not provide for a “deferral of compensation” within the meaning of Code Section 409A.

11.	Proprietary Information and Records.

(a)
“Proprietary Information” means confidential or proprietary information, knowledge or data concerning (1) the businesses, strategies, operations, financial affairs, organizational matters, personnel matters, budgets, business plans, marketing plans, studies, policies, procedures, products, ideas, processes, software systems, trade secrets and technical know-how of the Company and its affiliates (the “Group”), (2) any other matter relating to the Group, (3) any matter relating to clients of the Group

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or other third parties having relationships with the Group and (4) any confidential information from which the Group derives business advantage or economic value. Proprietary Information includes (A) the names, addresses, phone numbers and buying habits and preferences and other information concerning clients and prospective clients of the Group, and (B) information and materials concerning the personal affairs of employees of the Group. In addition, Proprietary Information may include information furnished to Executive orally or in writing (whatever the form or storage medium) or gathered by inspection, in each case before or after the date of this Agreement. Proprietary Information does not include information (X) that was or becomes generally available to Executive on a non-confidential basis, if the source of this information was not reasonably known to Executive to be bound by a duty of confidentiality, (Y) that was or becomes generally available to the public, other than as a result of a disclosure by Executive, directly or indirectly, or (Z) that Executive can establish was independently developed by Executive without reference to Proprietary Information.

(b)
Executive acknowledges that he will obtain or create Proprietary Information in the course of Executive’s involvement in the Group’s activities and may already have Proprietary Information. Executive agrees that the Proprietary Information is the exclusive property of the Group. In addition, nothing in this Agreement will operate to weaken or waive any rights the Group may have under statutory or common law, or any other agreement, to the prohibition of unfair competition or the protection of trade secrets, confidential business information and other confidential information.

(c)	Executive will use and disclose Proprietary Information only for the Group’s benefit and in accordance with any restrictions placed on its use or disclosure by the Group.

(d)
After the termination of Executive’s employment, Executive will not use or disclose any Proprietary Information for any purpose. For the avoidance of doubt, but without limitation of the foregoing, after termination of Executive’s employment, Executive will not directly or indirectly use Proprietary Information from which the Group derives business advantage or economic benefit to solicit, impair or interfere with, or attempt to solicit, impair or interfere with, any person or entity, who, at the time of the termination of Executive’s employment, is then a customer, vendor or business relationship of the Group (or who Executive knew was a potential customer, vendor or business relationship of the Company within the six months prior to the termination of Executive’s Employment).

(e)
Within five (5) business days following the termination of Executive’s employment hereunder, Executive will on request return to the Company all written Proprietary Information that has been provided to Executive and Executive will destroy all copies of any analyses, compilations, studies or other documents prepared by Executive or for Executive’s use containing or reflecting any Proprietary Information (provided that Executive may retain a copy of his contacts list and the contents thereof).

12.	Covenant Not to Solicit, Not to Compete, Not to Disparage and to Cooperate in Litigation.

(a)
Covenant Not to Solicit. During the Employment Term and for period of twelve (12) months after termination of Executive’s employment, Executive will not directly or indirectly, (i) solicit or attempt to solicit anyone who, at the time of the termination of Executive’s employment, is then an employee of the Group (or who was an employee of the Group within the six months prior to the termination of Executive’s Employment) to resign from the Group or to apply for or accept employment with any company or other enterprise, (ii) solicit any Customer to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company, (iii) transact business with any Customer that would cause Executive to be a Competitive Enterprise, or (iv) interfere with or damage

12

any relationship between the Group and a Customer. For purposes of this Agreement, (i) a “Customer” means any customer of the Group or prospective customer of the Group contacted and materially and specifically pursued during Executive’s employment by the Group to whom Executive provided services, or for whom Executive transacted business, or whose identity became known to Executive in connection with Executive ‘s relationship or employment with the Group, and (ii) “Solicit” means any communication of any kind, regardless of who initiates it, that in any invites, advises, encourages or requests any person to take or refrain from taking any action. The provisions of this Section 12(a) shall not apply following a Change in Control.

(b)
Covenant Not to Compete. During the Employment Term and for a period of twelve (12) months thereafter, Executive shall not directly or indirectly manage, operate, participate in, be employed by, perform consulting services for, or otherwise be connected with any Competitive Enterprise; nor shall Executive receive compensation from any other company or business during the time Executive is employed with the Company unless the arrangement giving rise to such compensation has been (i) disclosed to and approved by the Board in advance or (ii) is otherwise permitted by the terms of this Agreement. Executive may invest in any Competitive Enterprise, provided that Executive does not own more than five (5) percent of the voting securities of any such entity at any time. The provisions on this Section 12(b) and the other provisions of this Section 12 shall not apply following a Change in Control.

(c)
Nondisparagement. During and after Executive’s employment with the Company, the parties mutually covenant and agree that neither will directly or indirectly disparage the other, or make or solicit any comments, statements, or the like to any clients, competitors, suppliers, employees or former employees of the Company, the press, other media, or others that may be considered derogatory or detrimental to the good name or business reputation of the other party. Nothing herein shall be deemed to constrain either party’s cooperation in any Board authorized investigation or governmental action, or to prohibit competition otherwise permitted hereunder. In the event of Executive’s termination or the non-renewal of this Agreement, Executive and Company shall agree on any press release relating to such termination or non-renewal and the Company and Executive shall not publicly discuss or comment on Executive’s termination or non-renewal in any manner other than as mutually agreed in the press release.

(d)
Cooperation in Any Investigations and Litigation. For a period of no more than one year after termination of employment, Executive agrees that Executive will reasonably cooperate with the Company, and its counsel, in connection with any investigation, inquiry, administrative proceeding or litigation relating to any matter in which Executive was involved or of which Executive has knowledge as a result of Executive’s service with the Company by providing truthful information. The Company agrees promptly to reimburse Executive for reasonable expenses reasonably incurred by Executive, together with hourly charges at the rate of $1,000 per hour, in connection with Executive’s cooperation pursuant to this Section 12(d). Nothing herein shall require Executive to devote more than six (6) hours per week or four (4) days per month of time to such matters, to travel material distances in connection therewith or to take any action that would materially interfere with Executives duties for a subsequent recipient of his services. Executive agrees that, in the event Executive is subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to Executive’s employment by the Company, Executive will, to the extent not legally prohibited from doing so, give prompt notice of such request to the Chief Legal Officer of the Company so that the Company may contest the right

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of the requesting person or entity to such disclosure before making such disclosure. Nothing in this provision shall require Executive to violate Executive’s obligation to comply with valid legal process.

(e)
Work Product. Executive agrees that all programs, inventions, innovations, improvements, developments, methods, designs, analyses, reports and all similar or related information which relate to the business of the Group, actual or anticipated, or to any actual or anticipated research and development conducted in connection with the business of the Group, and all existing or future products or services, which are conceived, developed or made by Executive (alone or with others) during the term of this Agreement for the Group (“Work Product”) belong to the Company. Executive will reasonably cooperate fully, without cost to Executive, in the establishment and maintenance of all rights of the Group in such Work Product. The provisions of this Section 12(e) will survive termination of this Agreement indefinitely to the extent necessary to require actions to be taken by Executive after the termination of this Agreement with respect to Work Product created during the term of this Agreement.

(f)
Blue Pencil. It is the intent and desire of Executive and the Company that the provisions of this Section 12 be enforced to the fullest extent permissible under the laws and public policies as applied in each jurisdiction in which enforcement is sought. If any particular provision of this Section 12 shall be determined to be invalid or unenforceable, such covenant shall be amended, without any action on the part of either party hereto, to delete therefrom the portion so determined to be invalid or unenforceable, such deletion to apply only with respect to the operation of such covenant in the particular jurisdiction in which such adjudication is made.

(g)	Survive. Executive’s obligations under this Section 12 shall survive, in accordance with its terms, the termination of the Employment Term.

13.
Remedies for Breach of Obligations under Sections 11 or 12 hereof. Executive acknowledges that the Company will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if Executive breaches Executive’s obligations under Sections 11 or 12 hereof. Accordingly, Executive agrees that the Company will be entitled, in addition to any other available remedies, to obtain injunctive relief against any breach or prospective breach by Executive of Executive’s obligations under Sections 11 or 12 hereof.

14.
Representations and Warranties by Executive. Executive represents and warrants to the Company that the execution and delivery by Executive of this Agreement do not, and the performance by Executive of Executive’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive is or may be bound.

15.	Miscellaneous.

(a)	Successors and Assigns.

(i)
This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and permitted assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The Company may not assign or delegate any rights or obligations hereunder except to a successor (whether direct or indirect, by purchase, merger, consolidation or

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otherwise) to all or substantially all of the business and/or assets of the Company. The term “the Company” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

(ii)
Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, Executive’s beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal personal representatives.

(b)
Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by Certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Chief Legal Officer of the Company with a copy to the Chairman of the Compensation Committee of the Board and a copy to Henrik Patel, Esq., White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036. All notices to Executive shall be delivered to him at the address on record with the Company with a copy to Kenneth A. Raskin, Esq., King & Spalding LLP, 1185 Avenue of the Americas, New York, NY 10036. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

(c)
Indemnification, D&O Coverage. The Company shall indemnify Executive, to the fullest extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by Executive, including the cost and expenses of legal counsel, in connection with any action, suit or proceeding to which Executive may be made a party by reason of Executive being or having been an officer, director, or employee of the Company or any of its subsidiaries or affiliates (“Proceeding”). Such indemnification shall continue as to Executive even if he has ceased to be a director, officer, member, employee, agent, manager, trustee, consultant or representative of the Company and shall inure to the benefit of his heirs, executors and administrators. Executive shall be entitled to prompt advancement of any and all costs and expenses (including, without limitation, attorneys’ and other professional fees and charges) reasonably incurred by him in connection with any such Proceeding, any such advancement to be made within 15 days after Executive gives written notice, supported by reasonable documentation, requesting such advancement. Such notice shall include an undertaking by Executive to repay the amounts advanced to the extent that he is ultimately determined not to be entitled to indemnification against such costs and expenses. Nothing in this Agreement or elsewhere shall operate to limit or extinguish any right to indemnification, advancement of expenses, or contribution that Executive would otherwise have (including, without limitation, by agreement or under applicable law). Executive shall be covered during the Employment Term and thereafter for as long as any executive is covered (but in no event for less than six (6) years) by officer and director liability insurance, in amounts and on terms no less favorable than those in effect on the Effective Date, which insurance shall be paid by the Company.

(d)	Withholding. The Company shall be entitled to withhold the amount, if any, of all taxes of any applicable jurisdiction required to be withheld by an employer with respect to any amount paid to

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Executive hereunder. The Company, in its sole and absolute discretion, shall make all determinations as to whether it is obligated to withhold any taxes hereunder and the amount hereof.

(e)
Release of Claims. The termination benefits described in Section 8(c) of this Agreement shall be paid on the sixtieth (60th) day following termination of employment; provided, however, that Executive shall have delivered to the Company and not revoked a signed release of claims in the form of Exhibit A hereto and any applicable revocation period shall have expired within sixty (60) days following Executive’s termination date; provided further, that Executive shall not be required to release any rights Executive may have to be indemnified by the Company under Section 15(c) of this Agreement.

(f)
Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

(g)
Attorneys’ Fees and Professional Fees. The Company shall pay all reasonable legal and consulting fees and related expenses, up to a maximum amount of $35,000, incurred by Executive in connection with the negotiation of this Agreement. Executive acknowledges that he has had the opportunity to consult with legal counsel of his choice in connection with the drafting, negotiation and execution of this Agreement and related employment arrangements. The Company shall pay, at least monthly, all costs and expenses, including without limitation attorneys’ fees and disbursements, of the Company and Executive in connection with any legal proceeding or other action, whether or not instituted by the Company or the Executive, relating to the enforcement of any of the provisions of this Agreement, or the obtaining of money damages for the breach thereof; provided that, if the Company prevails (as affirmatively determined by the judge or other decision maker presiding over the proceeding) on each and every material issue, then the Executive shall pay his own costs and expenses and promptly (and in no event more than 60 days after demand therefor by the Company) return to the Company any amounts previously paid by the Company under this sentence.

(h)
Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within such State, without giving effect to the conflict of law principles thereof.

(i)
No Conflicts. Executive represents and warrants to the Company that Executive is not a party to or otherwise bound by any agreement or arrangement (including, without limitation, any license, covenant, or commitment of any nature), or subject to any judgment, decree, or order of any court or administrative agency, that would conflict with or will be in conflict with or in any way preclude, limit or inhibit Executive’s ability to execute this Agreement or to carry out Executive’s duties and responsibilities hereunder.

(j)
Severability. The provisions of this Agreement shall be deemed severable and the invalidity, illegality or unenforceability of any provision shall not affect the validity, legality or enforceability of the other provisions hereof.

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(k)
Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, including the Predecessor Employment Agreement, as well as, any prior understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. The Executive acknowledges that no representations, warranties, promises, covenants, agreements or obligations, oral or written, have been made other than those expressly stated herein, and that he has not relied on any other representations, warranties, promises, covenants, agreements or obligations in signing this Agreement. Notwithstanding the foregoing, the clawback provision of the Predecessor Employment Agreement relating to the sign on options granted to Executive in August of 2008, shall remain in full force and effect, in accordance with its original terms.

(l)
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has executed this Agreement as of the day and year first above written.

CALPINE CORPORATION

By:	/s/ W. THADDEUS MILLER
Title: Executive Vice President, Chief Legal Officer
Name: W. Thaddeus Miller

EXECUTIVE

By:	/s/ JACK ANTHONY FUSCO
Name: Jack Anthony Fusco

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EXHIBIT A
FORM OF RELEASE AGREEMENT
THIS RELEASE AGREEMENT (the “Release”) is made as of this ____ day of _________, ____, by and between ______________ (“Executive”) and Calpine Corporation (the “Company”).

1.
FOR AND IN CONSIDERATION of the payments and benefits provided in the Employment Agreement between Executive and the Company dated as of [_____________, 2015], (the “Employment Agreement”), Executive, for himself and his successors and assigns, executors and administrators, now and forever hereby releases and discharges the Company, together with all of its past and present parents, subsidiaries, and affiliates, together with each of their officers, directors, stockholders, partners, employees, agents, representatives and attorneys, and each of their subsidiaries, affiliates, estates, predecessors, successors, and assigns (hereinafter collectively referred to as the “Releasees”) from any and all rights, claims, charges, actions, causes of action, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected (collectively, “Claims”) which Executive or Executive’s executors, administrators, successors or assigns ever had, now has or may hereafter claim to have by reason of any matter, cause or thing whatsoever: (i) arising from the beginning of time up to the date of the Release including, but not limited to (a) any such Claims relating in any way to Executive’s employment relationship with the Company or any of the Releasees, and (b) any such Claims arising under any federal, local or state statute or regulation, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, and/or the applicable state law against discrimination, each as amended, (ii) the termination of Executive’s employment relationship with the Company or any of the Releasees; (iii) arising under or relating to the Employment Agreement; (iv) relating to wrongful employment termination; or (v) arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and any of the Releasees and Executive; provided, however, that notwithstanding the foregoing, nothing contained in the Release shall in any way diminish or impair: (A) any rights Executive may have, from and after the date the Release is executed, under Section 8 of the Employment Agreement; (B) any rights to indemnification or advancement that may exist from time to time under the Company’s certificate of incorporation or bylaws, or state law or under any policy or agreement (and, without limiting the foregoing, any and all rights under Section 12(c) of the Employment Agreement); (C) any rights Executive may have to benefits under employee benefit plans or incentive compensation plans of the Company in accordance with their terms; (D) Executive’s ability to bring appropriate proceedings to enforce the Release; (E) any rights under the provisions of the Employment Agreement or the Stock Option Agreement referred to therein which in accordance with their terms continue in effect or otherwise apply after the date hereof (including without limitation rights under the gross-up provisions of the Employment Agreement and rights under Section 12(g) of the Employment Agreement); or (F) any Claims Executive may have that cannot be waived under applicable law (collectively, the “Excluded Claims”).Executive further acknowledges and agrees that, except with respect to Excluded Claims, the Company and the Releasees have fully satisfied any and all obligations whatsoever owed to Executive arising out of Executive’s employment with the Company or any of the Releasees, and that no further payments or benefits are owed to Executive by the Company or any of the Releasees.

2.
Executive understands and agrees that, except for the Excluded Claims, Executive has knowingly relinquished, waived and forever released any and all rights to any personal recovery in any action or proceeding that may

19

be commenced on Executive’s behalf arising out of the aforesaid employment relationship or the termination thereof, including, without limitation, claims for backpay, front pay, liquidated damages, compensatory damages, general damages, special damages, punitive damages, exemplary damages, costs, expenses and attorneys’ fees.

3.
Executive acknowledges and agrees that Executive has been advised to consult with an attorney of Executive’s choosing prior to signing the Release. Executive understands and agrees that Executive has the right and has been given the opportunity to review the Release with an attorney of Executive’s choice should Executive so desire. Executive also agrees that Executive has entered into the Release freely and voluntarily. Executive further acknowledges and agrees that Executive has had at least [twenty-one (21)] [forty-five (45)] calendar days to consider the Release, although Executive may sign it sooner if Executive wishes. In addition, once Executive has signed the Release, Executive shall have seven (7) additional days from the date of execution to revoke Executive’s consent and may do so by writing to: ___________. The Release shall not be effective, and no payments shall be due hereunder, until the eighth (8th) day after Executive shall have executed the Release and returned it to the Company, assuming that Executive had not revoked Executive’s consent to the Release prior to such date.

4.
It is understood and agreed by Executive that the payment made to Executive is not to be construed as an admission of any liability whatsoever on the part of the Company or any of the other Releasees, by whom liability is expressly denied.

5.
The Release is executed by Executive voluntarily and is not based upon any representations or statements of any kind made by the Company or any of the other Releasees as to the merits, legal liabilities or value of Executive’s claims. Executive further acknowledges that Executive has had a full and reasonable opportunity to consider the Release and that Executive has not been pressured or in any way coerced into executing the Release.

6.
The exclusive venue for any disputes arising hereunder shall be the state or federal courts located in the State of Delaware, and each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

7.
The Release and the rights and obligations of the parties hereto shall be governed and construed in accordance with the laws of the State of Delaware. If any provision hereof is unenforceable or is held to be unenforceable, such provision shall be fully severable, and this document and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

8.	The Release shall inure to the benefit of and be binding upon the Company and its successors and assigns.

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IN WITNESS WHEREOF, Executive and the Company have executed the Release as of the date and year first written above.

______________________________________	_____________________________________
CALPINE CORPORATION	EXECUTIVE

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EXHIBIT B
CALPINE CORPORATION
CORRECTED RESTRICTED STOCK AGREEMENT
Pursuant to the Amended and Restated 2008 Equity Incentive Plan
This Restricted Stock Agreement (“Agreement”), entered into on February 26, 2014 (the “Grant Date”), which is the date on which the Grant described below was approved by the Compensation Committee (the “Committee”) of the Board of Directors of Calpine Corporation, between Calpine Corporation, a Delaware corporation (the “Corporation”), and Jack A. Fusco (the “Employee”). Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms not otherwise defined herein shall have the same definitions as provided in the Plan.
WHEREAS, to carry out the purposes of the Calpine Corporation 2008 Amended and Restated Equity Incentive Plan (the “Plan”), shares of restricted Common Stock (as defined below) are hereby granted to the Employee in accordance with this Agreement; and
WHEREAS, the Corporation and Employee agree as follows:
1.Award of Common Stock. The Corporation hereby grants (the “Grant”) to Employee 130,821 shares (the “Shares”) of common stock, $.001 par value, of the Corporation (“Common Stock”), which shall be subject to the Restricted Period and the restrictions on transferability and risk of forfeiture set forth in Section 2 herein (collectively, the “Restrictions”) and to the other provisions of this Agreement.
2.    Restricted Period.
(a)    For a period of three (3) years commencing on the Grant Date (the “Restricted Period”), the Shares shall be subject to the Restrictions and any other restrictions as set forth herein. Except as otherwise provided herein, the Restrictions shall lapse and expire as to the Shares in accordance with the following schedule provided the Employee has been continuously employed by the Corporation from the Grant Date through the lapse date:

Lapse Date	Cumulative Percentage of Total Number of Shares as to Which Forfeiture Restrictions Lapse
First Anniversary of the Grant Date	33-1/3%
Second Anniversary of the Grant Date	66-2/3%
Third Anniversary of the Grant Date	100%
Continuous employment includes any leave of absence approved by the Company or any Affiliate.
The Shares which are subject to the Restrictions shall hereinafter be referred to as “Restricted Shares.” The Shares which are no longer subject to the Restrictions as set forth above and in paragraphs (f), (g) and (h) below shall hereinafter be referred to as “Transferable Shares.”
(b)    The Corporation shall effect the issuance of the Shares out of authorized but unissued shares of Common Stock or out of treasury shares of Common Stock. The Employee’s ownership of the Restricted Shares

1

shall be evidenced solely by a computerized book entry in the records of the Corporation’s stock transfer agent for the benefit of the Employee until such Restricted Shares become Transferable Shares as set forth in paragraph (a) above or paragraphs (f), (g) and (h) below. The Corporation shall place appropriate stop transfer instructions with respect to the Restricted Shares with the transfer agent for the Common Stock consistent with the Restrictions. Upon Restricted Shares becoming Transferable Shares, the Corporation shall effect the issuance and delivery of a certificate or certificates for such Transferable Shares to the Employee free of any legend reflecting the Restrictions, provided that the issuance and delivery of such Transferable Shares may be effected on a noncertificated basis, to the extent not prohibited by any applicable law or the rules of any stock exchange.
(c)    The Employee shall, during the Restricted Period, have all of the other rights of a stockholder with respect to the Shares including, but not limited to, the right to receive dividends, if any, as may be declared on such Restricted Shares from time to time, and the right to vote (in person or by proxy) such Restricted Shares at any meeting of stockholders of the Corporation. Any shares of Common Stock received as a dividend on or in connection with a stock split of the Shares shall be subject to the same restrictions as the Shares underlying such shares of Common Stock received on account of such stock dividend or split.
(d)    The Restricted Shares and the right to vote the Restricted Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of Employee or any agent of Employee or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Corporation or any agent or any custodian holding certificates for the Restricted Shares during the Restricted Period, unless the Restrictions have then expired pursuant to the provisions of paragraph (a) above or paragraphs (f), (g) and (h) below. This provision shall not prohibit Employee from granting revocable proxies in customary form to vote the Shares.
(e)    Except as otherwise provided pursuant to this Agreement or the Plan, if the status of employment (hereinafter referred to as “employment”) of Employee with the Corporation or its Affiliates shall terminate (including by reason of such an Affiliate ceasing to be an Affiliate of the Corporation), prior to the expiration of the Restricted Period for any reason, then, in that event, any Restricted Shares outstanding shall thereupon be forfeited by Employee to the Corporation, without payment of any consideration or further consideration by the Corporation, and neither the Employee nor any successors, heirs, assigns or legal representatives of Employee shall thereafter have any further rights or interest in the Restricted Shares, and Employee’s name shall thereupon be deleted from the list of the Corporation’s stockholders with respect to the Restricted Shares.
(f)    In the event the Employee’s employment with the Corporation is terminated by the Corporation for Disability (as defined in the Executive Employment Agreement between the Corporation and the Employee, dated as of August 10, 2008, as amended (the “Employment Agreement”)) or is terminated by reason of the death of the Employee at any time during the Restricted Period, all Restrictions imposed on the Restricted Shares in accordance with the terms of the Plan and this Agreement shall lapse and the Restricted Shares shall thereby be Transferable Shares.
(g)    In the event the Employee’s employment with the Corporation is terminated by the Corporation without Cause or by the Employee for Good Reason (each as defined in the Employment Agreement) at any time during the Restricted Period, all Restrictions imposed on the Restricted Shares in accordance with the terms of the Plan and this Agreement shall lapse and the Restricted Shares shall thereby be Transferable Shares.
(h)    As of December 31, 2015, provided that the Employee is employed by the Corporation through December 31, 2015, all Restrictions imposed on the Restricted Shares in accordance with the terms of the Plan and this Agreement shall lapse and the Restricted Shares shall thereby be Transferable Shares.

2

(i)    Upon the occurrence of a Change in Control (as defined in the Plan), any Restrictions on the Restricted Shares set forth in this Agreement shall be deemed to have expired, and the Restricted Shares shall thereby be Transferable Shares.
(j)    If the employment of Employee with the Corporation shall terminate prior to the expiration of the Restricted Period, and there exists a dispute between Employee and the Corporation as to the satisfaction of the conditions to the release of the Shares from the Restrictions hereunder or the terms and conditions of the Grant, the Shares shall remain subject to the Restrictions until the resolution of such dispute, regardless of any intervening expiration of the Restricted Period, except that any dividends that may be payable to the holders of record of Common Stock as of a date during the period from termination of Employee’s employment to the resolution of such dispute shall:
(i)    to the extent to which such dividends would have been payable to Employee on the Shares, be held by the Corporation as part of its general funds (unless such action would detrimentally affect Employee under Section 409A of the Code) and shall be paid to or for the account of Employee only upon, and in the event of, a resolution of such dispute in a manner favorable to Employee, and
(ii)    be canceled upon, and in the event of, a resolution of such dispute in a manner unfavorable to Employee.
3.    Taxes.
(a)    To the extent that the receipt of the Restricted Shares, Transferable Shares, or the lapse of any Restrictions results in income to Employee for federal, state or local income or other tax or social security purposes (or results in any taxes of any kind), Employee shall deliver to the Corporation at the time of such receipt or lapse, as the case may be, such amount of money or, if the Corporation so determines, shares of unrestricted Common Stock (or shall make other arrangements in accordance with Section 21 of the Plan) as the Corporation may require to meet its obligation under applicable tax and other laws or regulations, and, if Employee fails to do so, the Corporation is authorized to withhold from any cash or Common Stock remuneration then or thereafter payable to Employee any tax or other amount required to be withheld by reason of such receipt, lapse or resulting income.
(b)    Employee understands that Employee may elect to be taxed at the Grant Date rather than at the time the Restrictions lapse with respect to the Shares by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Corporation. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY O ELECTION GIVEN TO THE CORPORATION) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARI EMPLOYEE; AND THAT EMPLOYEE IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION Employee agrees to notify the Corporation promptly of any tax election made by Employee with respect to the Shares.
4.    Adjustments/Changes in Capitalization. This award is subject to the adjustment provisions set forth in Section 17 of the Plan.
5.    Compliance with Securities Laws. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Corporation shall not be obligated to issue any restricted or unrestricted common stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law. It is intended that Transferable Shares shall be registered under the Securities Act of 1933 (the “1933 Act”). If Employee is an “affiliate” of the

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Corporation, as that term is defined in Rule 144 under the 1933 Act (“Rule 144”), such Employee may not sell the Transferable Shares except in compliance with Rule 144. Any certificates representing Transferable Shares issued to an “affiliate” of the Corporation may bear a legend setting forth such restrictions on the disposition or transfer of the Transferable Shares as the Corporation deems appropriate to comply with federal and state securities laws (and if the Transferable Shares are evidenced on a noncertificated basis, the Transferable Shares shall be subject to similar stop transfer instructions). The Employee acknowledges and understands that the Corporation may not be satisfying the current public information requirement of Rule 144 at the time the Employee wishes to sell the Transferable Shares or other conditions under Rule 144 which are required of the Corporation. If so, the Employee understands that Employee will be precluded from selling the securities under Rule 144 even if the one-year holding period (or any modification thereof under the Rule) of said Rule has been satisfied. Prior to the Employee’s acquisition of the Transferable Shares, the Employee acquired sufficient information about the Corporation to reach an informed knowledgeable decision to acquire such securities. The Employee has such knowledge and experience in financial and business matters as to make the Employee capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. The Employee is able to bear the economic risk of his or her investment in the Shares. The Employee agrees not to make, without the prior written consent of the Corporation, any public offering or sale of the Shares although permitted to do so pursuant to Rule 144(k) promulgated under the 1933 Act, until all applicable conditions and requirements of Rule 144 (or registration of the shares of common stock issued pursuant to this Agreement under the 1933 Act) and this Agreement have been satisfied.
6.    Employment Relationship. Any questions as to whether and when there has been a termination of Employee’s employment with the Corporation or any Affiliate, and the cause of such termination, shall be determined by the Committee, with the advice of the employing corporation (if an Affiliate), and the Committee’s determination shall be final. Nothing in the Plan or this Agreement shall confer upon the Employee any right to continue to serve the Corporation or an Affiliate in the capacity in effect at the Grant Date (or otherwise) or at any particular rate of compensation or shall affect the right of the Corporation or an Affiliate (which right is hereby expressly reserved) to modify or terminate the employment of the Employee at any time with or without notice and with or without Cause. The Employee acknowledges and agrees that any right to lapse of the Restrictions is earned only by continuing as an employee of the Corporation or an Affiliate at the will of the Corporation or such Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or receiving the Grant.
7.    Binding Effect. The terms and conditions hereof shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of Employee, including, without limitation, Employee’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of Employee. This Agreement shall be binding upon and inure to the benefit of any successors to the Corporation.
8.    Notice. All notices required to be given under this Agreement or the Plan shall be in writing and delivered in person or by registered or certified mail, postage prepaid, to the other party, in the case of the Corporation, at the address of its principal place of business (or such other address as the Corporation may from time to time specify), or, in the case of the Employee, at the Employee’s address set forth in the Corporation’s records; provided, however, any such notice to the Employee may be delivered electronically to the Employee’s email address set forth in the Corporation’s records. Each party to this Agreement agrees to inform the other party immediately upon a change of address. All notices shall be deemed delivered when received.
9.    Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration in Houston, Texas by one arbitrator appointed in the manner set forth by the American

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Arbitration Association. Any arbitration proceeding pursuant to this paragraph shall be conducted in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Judgment may be entered on the arbitrators’ award in any court having jurisdiction.
10.    Entire Agreement and Amendments. This Agreement and the Plan contain the entire agreement of the parties relating to the matters contained herein and supersede all prior agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. This Agreement may be amended in accordance with Section 22 of the Plan.
11.    Separability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by decree of a court of last resort, the parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.
12.    Interpretation of the Plan and the Grant. In the event there is any inconsistency or discrepancy between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall prevail.
13.    Governing Law. The execution, validity, interpretation, and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles, except to the extent pre-empted by federal law.
14.    Electronic Delivery And Signatures. The Corporation may, in its sole discretion, decide to deliver any documents related to the Grant or to participation in the Plan or to future grants that may be made under the Plan by electronic means or to request the Employee’s consent to participate in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation. If the Corporation establishes procedures of an electronic signature system for delivery and acceptance of Plan documents (including this Agreement or any Award Agreement like this Agreement), Employee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
IN WITNESS WHEREOF the Corporation has caused this Agreement to be duly executed by one of its officers thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

CALPINE CORPORATION

W. Thaddeus Miller, Executive Vice President
Chief Legal Officer and Secretary

Jack A. Fusco

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EXHIBIT B

CALPINE CORPORATION

CORRECTED RESTRICTED STOCK AGREEMENT
Pursuant to the Amended and Restated 2008 Equity Incentive Plan

This Restricted Stock Agreement ("Agreement"), entered into on May 13, 2015 (the "Grant Date"), which is the date on which the Grant described below was approved by the Compensation Committee (the "Committee") of the Board of Directors of Calpine Corporation, between Calpine Corporation, a Delaware corporation (the "Corporation"), and Jack A. Fusco (the "Employee"). Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms not otherwise defined herein shall have the same definitions as provided in the Plan.
WHEREAS, to carry out the purposes of the Calpine Corporation 2008 Amended and Restated Equity Incentive Plan (the "Plan"), shares of restricted Common Stock (as defined below) are hereby granted to the Employee in accordance with this Agreement; and
WHEREAS, the Corporation and Employee agree as follows:
1.    Award of Common Stock. The Corporation hereby grants (the "Grant") to Employee 7,256 shares (the "Shares") of common stock, $.001 par value, of the Corporation ("Common Stock"), which shall be subject to the Restricted Period and the restrictions on transferability and risk of forfeiture set forth in Section 2 herein (collectively, the "Restrictions") and to the other provisions of this Agreement.
2.    Restricted Period.
(a)Commencing on the Grant Date and continuing through the date set forth in the immediately following sentence (the “Restricted Period”), the Shares shall be subject to the Restrictions and any other restrictions as set forth herein. Except as otherwise provided herein, the Restrictions shall lapse and expire as to 100% of the total number of Shares on December 31, 2015, provided the Employee has been continuously employed by the Corporation from the Grant Date through such date. Continuous employment includes any leave of absence approved by the Company or any Affiliate.
The Shares which are subject to the Restrictions shall hereinafter be referred to as "Restricted Shares." The Shares which are no longer subject to the Restrictions as set forth above and in paragraphs (f), (g) and (h) below shall hereinafter be referred to as "Transferable Shares."
(b)    The Corporation shall effect the issuance of the Shares out of authorized but unissued shares of Common Stock or out of treasury shares of Common Stock. The Employee’s ownership of the Restricted Shares shall be evidenced solely by a computerized book entry in the records of the Corporation’s stock transfer agent for the benefit of the Employee until such Restricted Shares become Transferable Shares as set forth in paragraph (a) above or paragraphs (f), (g) and (h) below. The Corporation shall place appropriate stop transfer instructions with respect to the Restricted Shares with the transfer agent for the Common Stock consistent with the Restrictions. Upon Restricted Shares becoming Transferable Shares, the Corporation shall effect the issuance and delivery of a certificate or certificates for such Transferable Shares to the Employee free of any legend reflecting the Restrictions, provided that the issuance and delivery of such

Transferable Shares may be effected on a noncertificated basis, to the extent not prohibited by any applicable law or the rules of any stock exchange.
(c)    The Employee shall, during the Restricted Period, have all of the other rights of a stockholder with respect to the Shares including, but not limited to, the right to receive dividends, if any, as may be declared on such Restricted Shares from time to time, and the right to vote (in person or by proxy) such Restricted Shares at any meeting of stockholders of the Corporation. Any shares of Common Stock received as a dividend on or in connection with a stock split of the Shares shall be subject to the same restrictions as the Shares underlying such shares of Common Stock received on account of such stock dividend or split.
(d)    The Restricted Shares and the right to vote the Restricted Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of Employee or any agent of Employee or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Corporation or any agent or any custodian holding certificates for the Restricted Shares during the Restricted Period, unless the Restrictions have then expired pursuant to the provisions of paragraph (a) above or paragraphs (f), (g) and (h) below. This provision shall not prohibit Employee from granting revocable proxies in customary form to vote the Shares.
(e)    Except as otherwise provided pursuant to this Agreement or the Plan, if the status of employment (hereinafter referred to as "employment") of Employee with the Corporation or its Affiliates shall terminate (including by reason of such an Affiliate ceasing to be an Affiliate of the Corporation), prior to the expiration of the Restricted Period for any reason, then, in that event, any Restricted Shares outstanding shall thereupon be forfeited by Employee to the Corporation, without payment of any consideration or further consideration by the Corporation, and neither the Employee nor any successors, heirs, assigns or legal representatives of Employee shall thereafter have any further rights or interest in the Restricted Shares, and Employee's name shall thereupon be deleted from the list of the Corporation's stockholders with respect to the Restricted Shares.
(f)    In the event the Employee's employment with the Corporation is terminated by the Corporation for Disability (as defined in the Executive Employment Agreement between the Corporation and the Employee, dated as of August 10, 2008, as amended (the “Employment Agreement”)) or is terminated by reason of the death of the Employee at any time during the Restricted Period, all Restrictions imposed on the Restricted Shares in accordance with the terms of the Plan and this Agreement shall lapse and the Restricted Shares shall thereby be Transferable Shares.
(g)    In the event the Employee’s employment with the Corporation is terminated by the Corporation without Cause or by the Employee for Good Reason (each as defined in the Employment Agreement) at any time during the Restricted Period, all Restrictions imposed on the Restricted Shares in accordance with the terms of the Plan and this Agreement shall lapse and the Restricted Shares shall thereby be Transferable Shares.
(h)    As of December 31, 2015, provided that the Employee is employed by the Corporation through December 31, 2015, all Restrictions imposed on the Restricted Shares in accordance with the terms of the Plan and this Agreement shall lapse and the Restricted Shares shall thereby be Transferable Shares.

(i)    Upon the occurrence of a Change in Control (as defined in the Plan), any Restrictions on the Restricted Shares set forth in this Agreement shall be deemed to have expired, and the Restricted Shares shall thereby be Transferable Shares.
(j)    If the employment of Employee with the Corporation shall terminate prior to the expiration of the Restricted Period, and there exists a dispute between Employee and the Corporation as to the satisfaction of the conditions to the release of the Shares from the Restrictions hereunder or the terms and conditions of the Grant, the Shares shall remain subject to the Restrictions until the resolution of such dispute, regardless of any intervening expiration of the Restricted Period, except that any dividends that may be payable to the holders of record of Common Stock as of a date during the period from termination of Employee's employment to the resolution of such dispute shall:
(i)    to the extent to which such dividends would have been payable to Employee on the Shares, be held by the Corporation as part of its general funds (unless such action would detrimentally affect Employee under Section 409A of the Code) and shall be paid to or for the account of Employee only upon, and in the event of, a resolution of such dispute in a manner favorable to Employee, and
(ii)    be canceled upon, and in the event of, a resolution of such dispute in a manner unfavorable to Employee.
3.    Taxes.
(a)    To the extent that the receipt of the Restricted Shares, Transferable Shares, or the lapse of any Restrictions results in income to Employee for federal, state or local income or other tax or social security purposes (or results in any taxes of any kind), Employee shall deliver to the Corporation at the time of such receipt or lapse, as the case may be, such amount of money or, if the Corporation so determines, shares of unrestricted Common Stock (or shall make other arrangements in accordance with Section 21 of the Plan) as the Corporation may require to meet its obligation under applicable tax and other laws or regulations, and, if Employee fails to do so, the Corporation is authorized to withhold from any cash or Common Stock remuneration then or thereafter payable to Employee any tax or other amount required to be withheld by reason of such receipt, lapse or resulting income.
(b)    Employee understands that Employee may elect to be taxed at the Grant Date rather than at the time the Restrictions lapse with respect to the Shares by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Corporation. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE ELECTION GIVEN TO THE CORPORATION) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARES TO EMPLOYEE; AND THAT EMPLOYEE IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION. Employee agrees to notify the Corporation promptly of any tax election made by Employee with respect to the Shares.
4.    Adjustments/Changes in Capitalization. This award is subject to the adjustment provisions set forth in Section 17 of the Plan.
5.    Compliance with Securities Laws. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Corporation shall not be obligated to issue any restricted or unrestricted common stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law. It is intended that Transferable Shares shall be registered under the Securities Act of 1933 (the “1933 Act”). If Employee is an “affiliate” of the Corporation, as that term is defined in Rule 144 under the 1933 Act (“Rule 144”), such Employee may not sell the Transferable Shares except in compliance with Rule 144. Any certificates representing Transferable Shares issued to an “affiliate” of the Corporation may bear a legend setting forth such restrictions on the disposition or transfer of the Transferable Shares as the Corporation deems appropriate to comply with federal and state securities laws (and if the Transferable Shares are evidenced on a noncertificated basis, the Transferable Shares shall be subject to similar stop transfer instructions). The Employee acknowledges and understands that the Corporation may not be satisfying the current public information requirement of Rule 144 at the time the Employee wishes to sell the Transferable Shares or other conditions under Rule 144 which are required of the Corporation. If so, the Employee understands that Employee will be precluded from selling the securities under Rule 144 even if the one-year holding period (or any modification thereof under the Rule) of said Rule has been satisfied. Prior to the Employee's acquisition of the Transferable Shares, the Employee acquired sufficient information about the Corporation to reach an informed knowledgeable decision to acquire such securities. The Employee has such knowledge and experience in financial and business matters as to make the Employee capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. The Employee is able to bear the economic risk of his or her investment in the Shares. The Employee agrees not to make, without the prior written consent of the Corporation, any public offering or sale of the Shares although permitted to do so pursuant to Rule 144(k) promulgated under the 1933 Act, until all applicable conditions and requirements of Rule 144 (or registration of the shares of common stock issued pursuant to this Agreement under the 1933 Act) and this Agreement have been satisfied.
6.    Employment Relationship. Any questions as to whether and when there has been a termination of Employee’s employment with the Corporation or any Affiliate, and the cause of such termination, shall be determined by the Committee, with the advice of the employing corporation (if an Affiliate), and the Committee’s determination shall be final. Nothing in the Plan or this Agreement shall confer upon the Employee any right to continue to serve the Corporation or an Affiliate in the capacity in effect at the Grant Date (or otherwise) or at any particular rate of compensation or shall affect the right of the Corporation or an Affiliate (which right is hereby expressly reserved) to modify or terminate the employment of the Employee at any time with or without notice and with or without Cause. The Employee acknowledges and agrees that any right to lapse of the Restrictions is earned only by continuing as an employee of the Corporation or an Affiliate at the will of the Corporation or such Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or receiving the Grant.
7.    Binding Effect. The terms and conditions hereof shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of Employee, including, without limitation, Employee's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of Employee. This Agreement shall be binding upon and inure to the benefit of any successors to the Corporation.
8.    Notice. All notices required to be given under this Agreement or the Plan shall be in writing and delivered in person or by registered or certified mail, postage prepaid, to the other party, in the case of the Corporation, at the address of its principal place of business (or such other address as the Corporation may from time to time specify), or, in the case of the Employee, at the Employee’s address set forth in the Corporation’s records; provided, however, any such notice to the Employee may be delivered electronically to the Employee’s email address set forth in the Corporation’s records. Each party to this Agreement agrees to inform the other party immediately upon a change of address. All notices shall be deemed delivered when received.
9.    Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration in Houston, Texas by one arbitrator appointed in the manner set forth by the American Arbitration Association. Any arbitration proceeding pursuant to this paragraph shall be conducted in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Judgment may be entered on the arbitrators' award in any court having jurisdiction.
10.    Entire Agreement and Amendments. This Agreement and the Plan contain the entire agreement of the parties relating to the matters contained herein and supersede all prior agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. This Agreement may be amended in accordance with Section 22 of the Plan.
11.    Separability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by decree of a court of last resort, the parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.
12.    Interpretation of the Plan and the Grant. In the event there is any inconsistency or discrepancy between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall prevail.
13.    Governing Law. The execution, validity, interpretation, and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles, except to the extent pre-empted by federal law.
14.     Electronic Delivery And Signatures. The Corporation may, in its sole discretion, decide to deliver any documents related to the Grant or to participation in the Plan or to future grants that may be made under the Plan by electronic means or to request the Employee's consent to participate in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation. If the Corporation establishes procedures of an electronic signature system for delivery and acceptance of Plan documents (including this Agreement or any Award Agreement like this Agreement), Employee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by one of its officers thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

CALPINE CORPORATION

W. Thaddeus Miller, Executive Vice President
Chief Legal Officer and Secretary

Jack A. Fusco

6